EXHIBIT 10.22


                                    AGREEMENT

         This Agreement ("Agreement"), is entered into this 30 day of April, 2002 (the "Execution Date"), by and between I.T. Technology, Inc. a Delaware corporation (the "Company"), the Company's wholly-owned subsidiary, Bickhams Media, Inc. , a Delaware corporation ("Bickhams"), ROO Media Corporation, a Delaware corporation ("ROO"), Petty Consulting, Inc., a New York corporation ("PCI"), and Robert Petty, an individual ("Petty").

                                    RECITALS

          WHEREAS, pursuant to an agreement dated July 30, 2001 by and among ROO, Petty, PCI and the Company, Bickhams was granted a one year option to acquire, for no additional consideration, 25% of the equity capital of ROO on a fully diluted basis (the "Bickhams Option");

         WHEREAS, ROO delivered to the Company a Heads of Agreement executed by Petty, ROO and PCI (the "Petty Group") dated on or about November 7, 2001 pursuant to which the Company would acquire all of the assets of ROO (the "HoA");

         WHEREAS, since the delivery of the HoA the Company and the Petty Group have been evaluating the feasibility of consummating the transactions contemplated by the HoA;

         WHEREAS, upon the consummation of the transactions contemplated by the HoA, the HoA contemplated that all existing agreements between the Company and the Petty Group would be terminated;

         WHEREAS, on November 7, 2001 Petty and the Company entered into a Loan Agreement pursuant to which Petty agreed to loan to the Company no less than $40,000 (US) and such greater amount as the parties may agree to provide working capital to support ROO's activities (the "Loan Agreement");

         WHEREAS, pursuant to the Loan Agreement Petty has lent to the Company $50,000 (US) (the "Loan") and in addition there have been expenses incurred of approximately $16,500 (US) as set forth in Exhibit "A" attached hereto and made a part hereof (the "Expenses");

         WHEREAS, since November, 2001 PCI has provided Petty's services to the Company as its Chief Executive Officer, President and a Director and has also provided the services of Michael Neistat ("Neistat") to the Company as Vice President-Marketing and a Director;

         WHEREAS, since November 7, 2001, ROO has operated from the Company's headquarters located in Melbourne, Australia and has entered into arrangements and been working in conjunction with two subsidiaries of the Company, I.T. Technology Pty Ltd trading as Streamcom ("Streamcom") and VideoDome.Com Networks, Inc. ("VideoDome") pursuant to which ROO has utilized VideoDome and Streamcom to service agreements entered into by ROO with third party providers of content (the "Reseller Arrangements");

         WHEREAS, the Company and the Petty Group have agreed that it would be mutually beneficial for the Petty Group to operate separately and at arm's length from the Company and VideoDome and in connection therewith for Petty and Neistat to resign all positions they respectively hold with the Company, VideoDome, or any other subsidiary of the Company and to terminate all agreements between the Petty Group and the Company and its affiliates, except for the agreements contained in the July 30, 2001 Agreement between the Petty Group and the Company (the "Petty Group Agreement"), as modified by the terms hereof, the Option Agreement dated July 30, 2001 between Petty and the Company (the "Petty Option") and the Option Agreement dated July 30, 2001 between ROO and the Company (the "ROO Option"); and

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company, the Petty Group and Bickhams each agree as follows:

         1. Termination of Agreements, Petty Group Agreement.
            ------------------------------------------------

         (a) Effective as of the date hereof, except for the Petty Option, the ROO Option and the Petty Group Agreement, as modified by the terms hereof, or expressly provided elsewhere herein, the parties hereto acknowledge and agree that the HoA, the Loan Agreement and all other agreements, contracts arrangements of any nature whatsoever, between such parties (the "Petty Agreements"), whether written or oral, shall be terminated and of no further force or effect and the respective parties to such agreements shall have no further obligations to one another thereunder.

         (b) The Petty Group Agreement shall remain in full force and effect except that the last sentence of Section 1 thereof shall be deleted and of no further force or effected, the Additional Consultancy Services during Renewed Consultancy Period pursuant to Section 2 of the Petty Group Agreement shall be deemed to be terminated as of the date hereof and Petty shall have no further obligations to the Company under such Section 2. In addition, the second sentence of Section 4 shall be deleted and replace by the provisions of Section 4 below.

         (c) In connection with the termination of the HoA, ROO shall continue to own all of the assets owned by it as of November 7, 2001 and or additions, modifications or augmentations thereto since such date; provided, however, the Company Property as set forth in Section 7(a) below shall remain the property of the Company Entities.

         2. Exercise of the Bickhams Option. Bickhams, the Company and the Petty Group hereby expressly agree, that effective as of the date hereof, Bickhams shall have assigned to the Company all of its rights with respect to the Bickhams Option, as such term was defined in Section 5 of the Petty Group Agreement, and the Company shall have hereby exercised such Bickhams Option hereby acquiring 25% of ROO's equity stock, on a fully-diluted basis (the"ROO Equity"). The Petty Group agrees to promptly deliver to the Company stock certificates evidencing the ROO Equity.

         3. Transfer of the Loan; Payment of Expenses. Effective as of the date hereof, Petty hereby agrees that all obligations with respect to the Loan shall be transferred to ROO and the Company and its affiliated parties shall be released and discharged from any and all further obligations with respect to the Loan or pursuant to the Loan Agreement. The Company agrees to pay the Expenses.

         4. Relocation of ROO. The Company and the ROO Parties agree that the ROO Parties shall be entitled to continue to occupy and utilize the Company's facilities located at 34-36 Punt Road, Windsor 3181, Melbourne, Victoria, Australia (the "Facilities") on a rent free basis for a period not to exceed thirty (30) days from the date of this Agreement. In connection with the foregoing the ROO Parties agree to vacate and to remove from the Facilities on or before the expiration of the aforementioned thirty (30) day period all of the personal property and equipment owned or leased by the ROO Parties and return all property and equipment owned by the Company and/or its subsidiaries.

         5. Resignation of Petty. Effective as of the date of this Agreement, Petty hereby resigns from all positions with the Company, Bickhams, VideoDome, Stampville.com, Inc and Streamcom and such companies' respective subsidiaries and affiliates (the "Company Entities"), including but not limited to all positions as a consultant, employee, officer and/or director of the Company Entities. In connection with the foregoing, Petty hereby resigns as a Chairman of the Board, a director, the CEO and president of the Company.

         6. Reseller Arrangements. The Company agrees to cause VideoDome and /or the Company to continue to service ROO upon mutually agreeable terms and conditions recognizing the limitations of ROO's currently limited financial resources. The Company further agrees to cause VideoDome and/ or the Company to enter into good faith negotiations with respect to the compensation structure with respect to Reseller Arrangements entered into after the date hereof. In this regard the Company will seek to insure that ROO has access to the services provided by VideoDome and/or the Company; provided that the terms are economically feasible to such parties. ROO acknowledges and agrees that VideoDome and/or the Company shall be entitled to increase the rates charges to ROO for the services to market rates over a reasonable mutually agreed upon period of time.

         7. Intellectual Property, Protection of Confidential Information.
            -------------------------------------------------------------

         (a) Except for the ROO Property set forth in Exhibit "B" attached hereto and made a part hereof which shall be property of ROO, as between the Company

Entities, on the one hand, and the Petty Group, on the other hand, each project, production and all material pertaining to Petty's services as a consultant, officer or director of any of the Company Entities, all material acquired or developed by the Company Entities, all material of any nature whatsoever created, written, composed, prepared, supervised, submitted or interpolated by Petty, and all projects, productions, material and results, products and proceeds thereof (including, but not limited to, all material of any nature whatsoever created, written, composed, prepared, supervised, submitted or interpolated by and Petty) or any portion or element thereof are and automatically shall become the sole and exclusive property of the Company (including, but not limited to, all original ideas in connection therewith) as works-made-for-hire by Petty within the course and scope of Petty's services for the Company Entities hereunder (the "Company Property"). As between the Company Entities, on the one hand, and the Petty Group, on the other hand, Company shall have the sole and exclusive right in perpetuity, throughout the universe, in its sole and absolute discretion, to sell, use, license and otherwise exploit each such Company Property, without any obligation or liability to the Petty Group of any kind or nature whatsoever, by any means, method or medium, whether now known or hereafter devised. All of the results, products and proceeds relating to the Company Property is the sole and exclusive property of Company and Company shall, solely for this purpose, be the author thereof as Petty's employer-for-hire. All rights granted or agreed to be granted to Company hereunder shall vest in Company immediately and shall remain perpetually vested in Company, its successors or assigns, whether this Agreement expires in its normal course or is terminated for any reason whatsoever. If the Company at any time desires to secure separate assignments with respect to any of the foregoing, Petty shall duly execute, acknowledge and deliver the same upon the Company's request therefor; it being expressly agreed, however, that all rights herein granted or agreed to be granted to the Company shall vest in the Company whether or not any such separate assignment is requested by Company or executed and delivered by the Petty Group. The Petty Group shall not transfer or purport to transfer any right, title, privilege or interest in or to any of the results, products or proceeds of the Petty Group's services to the Company Entities hereunder with respect to the Company Property, or any of the Company's rights or property, to any other person or authorize or willingly permit any person to infringe in any way upon any of the Company's Property, and the Petty Group hereby authorizes the Company, and concurrently herewith agree, to authorize the Company, in the applicable Petty Group's name, or otherwise to institute any proper legal proceedings to prevent such infringement.

         (b) The Petty Group covenants and agrees that neither they nor Petty will at any time reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a proprietary nature relating to the business of the Company Entities or any of their affiliates which is not or has not become generally known or public. The each of the Petty Group, as the case may be shall hold, in a fiduciary capacity, for the benefit of the Company Entities, all information, knowledge or data of a proprietary nature, relating to or concerned with, the operations, customers, developments, sales, business and affairs of the Company Entities and their affiliates which is not generally known to the public and which is or was obtained by the Petty Group prior to the date of this Agreement. The Petty Group recognizes and acknowledges that all such information, knowledge or data is a valuable and unique asset of the Company Entities and accordingly agree not to discuss or divulge any such information, knowledge or data to any person, firm, partnership, corporation or organization other than to the Company Entities, its affiliates, designees, assignees or successors or except as may otherwise be required by the law, as ordered by a court or other governmental body of competent jurisdiction, or in connection with the business and affairs of the Company Entities.

         (c) The Company Entities covenant and agree that they will not, at any time reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a proprietary nature relating to the business of any member of the Petty Group or any of their affiliates which is not or has not become generally known or public. Each of the Company Entities shall hold, in a fiduciary capacity, for the benefit of the Petty Group, all information, knowledge or data of a proprietary nature, relating to or concerned with, the operations, customers, developments, sales, business and affairs of the Petty Group and each of their affiliates which is not generally known to the public and which is or was obtained by the Company Group prior to the date of this Agreement, except that the Company Entities shall be entitled to utilize such information, knowledge or data in the operation of their businesses (i) as provided by Exhibit B hereto or (ii) the to the extent that such information, knowledge or data has been utilized by the Company Entities prior to the date hereof in the operation of their businesses.


         8. Petty Group's Releases. Except as expressly provided elsewhere herein, the ROO Parties individually and on behalf of their respective agents, attorneys, assigns, transferees, predecessors in interest, successors in interest, under the Securities Exchange Act of 1934, as amended), subsidiaries, joint venturers, partners, and their respective employees, officers, directors, heirs, legatees, executors, administrators, attorneys, accountants, representatives, and servants (collectively, the "Related Parties") hereby releases and absolutely and forever discharges the Company Entities and their respective Related Parties from, and any and all and all liabilities, demands, claims, actions, causes of action, judgments, assessments, levies, losses, costs, damages, deficiencies, taxes, fines or expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"),Losses which Executive has, owns or holds, or at any time heretofore had, owned or held, or may hereafter have, own or hold based upon or related to any fact, thing, act, event, happening, inaction or omission occurring or existing at any time prior to and through the date of this Agreement respect to the Company Entities including but not limited to (a) the Petty Agreements, (b) Petty's services as a consultant to and officer and director of the Company, and (c) any other services rendered by any member of the Petty Group to the Company Entities (hereinafter referred to as the "Petty Group's Released Matters").

Notwithstanding the foregoing, the Company Entities acknowledge and agree that the ROO Option and the Petty Option shall remain in full force and effect in accordance with their respective terms.

         9. Applicability of California Civil Code Section 1542. The Petty Group waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of State of California with respect to the Petty Group's Released Matters. The Petty Group understands that the facts with respect to the releases contained in this Agreement may hereinafter turn out to be other than or different from the facts in that connection now known or believed by the Petty Group to be true; and the Petty Group hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.

         Section 1542 of the Civil Code of the State of California reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
          THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
          FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF
          KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
          SETTLEMENT WITH THE DEBTOR."

         10. Representations, Warranties and Further Agreements. The parties hereto hereby represent and warrant and further agree as follows:

          (a) Each member of the Petty Group, jointly and severally represent and warrant that ROO and PCI are each duly organized, validly existing corporation in good standing in the States of Delaware and New York, respectively; the Petty Group are free to enter into this Agreement and to grant the rights herein granted; this Agreement has been duly authorized and is enforceable against the Petty Group in accordance with its terms; the ROO Shares are duly authorized, validly issued, fully paid, non-assessable and represent 25% of the equity capital of ROO on a fully-diluted basis.

          (b) The Company and Bickhams, jointly and severally represent and warrant that the Company and Bickhams are each duly organized, validly existing corporation in good standing in the States of Delaware; the Company and Bickhams are free to enter into this Agreement and to grant the rights herein granted; this Agreement has been duly authorized and is enforceable against the Company and Bickhams in accordance with its terms;.

         11. Arbitration.

          (a) With the exception of the Company Entities' right to enforce the provisions found in Sections 7, 11(i) and 11(j) of this Agreement pursuant to Section 12(e) hereof, any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or the Petty Group Agreement or the breach, termination or validity thereof, shall be finally settled by arbitration conducted in accordance with this Section. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Los Angeles, California. Each party hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

          (b) The arbitration shall be conducted by one arbitrator, who shall be appointed by the AAA. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard, or refuse to enforce any contractual provision. There shall be no pre- arbitration discovery. The parties acknowledge and agree that by entering into this Agreement they are agreeing to this arbitration provision and are waiving all rights to a trial by jury. The arbitral award shall be in writing and shall be final and binding on the parties. The award shall include an award of costs, including the fees and costs of the arbitrators and reasonable attorneys' fees and disbursements in accordance with the arbitrator's view of the merits of the parties' respective positions in the dispute. The arbitrator shall be authorized to award monetary damages only. No award by the arbitrator shall include punitive damages or any form of injunctive relief or specific performance. Judgment upon the award may be entered by any governmental authority having jurisdiction thereof or having jurisdiction over the parties or their assets.

         (c) CONSENT TO ARBITRATION. BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION" PROVISION OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAWS OF THE STATE OF CALIFORNIA AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION" PROVISION OF THIS AGREEMENT. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE OF CALIFORNIA. YOU AGREE THAT YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION" PROVISION OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

COMPANY  INITIALS                            JT
                                           ------
BICHHAM'S INITIALS                           JH-
                                           ------
PETTY'S INITIALS                             RP
                                           ------
ROO'S INITIALS                               RP
                                           ------

         12. Miscellaneous.

(a) Nothing contained herein shall constitute a partnership between, or joint venture by, the parties hereto or constitute any party as the agent of the other. No party shall hold itself out contrary to the terms of this subsection, and no party shall become liable for the representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to grant any right or remedy to any third party whether referred to herein or not. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Petty Group.

(a) This Agreement may not be modified, altered or amended except by an instrument in writing signed by the parties hereto.

(b) This Agreement shall be construed in accordance with the laws of the State of California.

(d) Nothing in the Agreement is intended to require or shall be construed as requiring any party hereto to do or fail to do any act in violation of applicable law. If any provision of this Agreement is invalid or enforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

In the event of a breach or threatened breach by any of the Petty Group of any of their obligations under Sections 7, 12(i) or 12(j) hereof, the Petty Group acknowledge that the Company Entities may not have an adequate remedy at law and therefore it is mutually agreed between the Petty Group and the Company Entities in addition to any other remedies at law or in equity which the Company Entities may have, the Company Entities shall be entitled to seek in a court of law and/or equity a temporary and/or permanent injunction restraining the Petty Group from any continuing violation or breach of this Agreement.

(c) Any notice to the Company Entities required or permitted hereunder shall be given in writing to the Company, either by personal service, facsimile, telecopier or, if by mail, by registered or certified mail return receipt requested, postage prepaid, duly addressed to the Secretary of the Company at its then principal place of business with a copy to Barry L. Burten, a Professional Corporation, at Jeffer, Mangels, Butler & Marmaro, LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, CA 90067 thru September 1, 2002 and to Barry L. Burten, a Professional Corporation, at Jeffer, Mangels, Butler & Marmaro, LLP, 1900 Avenue of the Stars 7th Floor, Los Angeles, CA 90067, thereafter. Any such notice to the Petty Group shall be given in a like manner, and if mailed shall be addressed to Robert Petty 3A Tollington Ave

         Malvern East Vic Australia. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given on the third business day following the postmarked date, if mailed, or the date of delivery if personally delivered or delivered by telex or telecopier.

(f) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

(h) The paragraph and subparagraph headings contained in this Agreement are solely for convenience and shall not be considered in its interpretation.

(i) The parties agree that they shall not issue any announcement or press release relating, directly or indirectly, to the transactions contemplated hereby unless such announcement or release is mutually agreed to by each of the parties hereto. In addition, no party shall in any way make disparaging remarks or impugn the integrity, ability or actions of any other party. Notwithstanding the foregoing, the Petty Group acknowledge and agree that the Company is required by law to put out a press release regarding this Agreement and the resignations of Petty as an officer and director. Furthermore, the Petty Group acknowledges and agrees that the Company shall be able to release such information as is required to fulfill its disclosure obligations under the United States securities Laws.

(j) Petty agrees to execute all documents and take such other actions as may be reasonably necessary to assist the Company in its discharging its reporting obligations under the securities laws or to any other regulatory agencies, or in any judicial or administrative proceeding with respect to the period of time during which Petty served as an officer and director of the Company.

(k) This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

(l) The Petty Group acknowledges that the Company Entities have advised the Petty Group to seek the advice of legal counsel in connection with the Petty Group's rights with respect to this Agreement. In connection with the foregoing, the parties hereto acknowledge that the Company Entities have been represented by their outside counsel, the firm of Jeffer, Mangels, Butler & Marmaro LLP ("JMBM") in connection with the negotiation, documentation and execution of this Agreement. The Petty Group further acknowledges and agrees that JMBM has represented only the interests of the Company Entities in connection with this Agreement and has not represented the Petty Group.

(m) The Petty Group represents and agrees that they have carefully read and fully understand all of the provisions of this Agreement and are voluntarily entering into this Agreement. This Agreement set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements, arrangements and understandings among the parties hereto and thereto, including but not limited any and all Petty Agreements.

                      ***SIGNATURES FOLLOW ON NEXT PAGE***

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                   COMPANY:

                                   I.T. TECHNOLOGY, INC.
                                   a Delaware corporation

                                   /s/   YAM-HIN TAN
                                   --------------------------------------------
                                   By:   Yam-Hin Tan
                                   Its:  Chief Financial Officer

                                   BICKHAMS MEDIA, INC.

                                   /s/   JONATHAN HERZOG
                                   --------------------------------------------
                                   By:   Jonathan Herzog
                                   Its:  CEO


                                   PETTY CONSULTING, INC.:

                                   /s/   ROBERT PETTY
                                   --------------------------------------------
                                   By:   Robert Petty
                                   Its:  PRESIDENT


                                   ROO MEDIA CORPORATION:

                                   /s/   ROBERT PETTY
                                   --------------------------------------------
                                   By:   Robert Petty
                                   Its:  President and Chief Executive Officer


                                   ROBERT PETTY

                                   /s/   Robert Petty
                                   --------------------------------------------






AGREED TO AND ACCEPTED AS TO SECTION
6 AND 7 ABOVE ONLY THIS 30TH DAY OF APRIL, 2002.

VIDEODOME.COM NETWORKS, INC.

By:  /s/ Daniel Aharonoff
     -------------------------

Its: Chief Executive Officer

                                                                       EXHIBIT A

                                    PETTY EXPENSES
                                    --------------

         -        $1920 COMMUNICATION EXPENSES

         -        $695 SALES FORCE PAYMENTS

         -        $5900 TRAVEL/HOTEL EXPENSES FOR RECENT TRIP

         -        $8000 SALES CONSULTING FEES PAYABLE TO SETH WEISMAN FOR MARCH
                  AND APRIL

                                                                       EXHIBIT B

                                  ROO PROPERTY

                  ROO Web Site
                  ROO Domain Names (www.roomedia.com)
                  ROO Marketing materials*
                  ROO Business Model concepts*
                  ROO Contract Forms
                  ROO Business Plans*
                  ROO Power Point presentations*
                  ROO sales contact lists*
                  Video content and data relating to the above items to the
                    extent stored on VideoDome platform*
                  ROO customers and ROO content suppliers in which ROO has a contract.**

                  *Provided, however, that to the extent that any of these items were created, modified or developed during the term of Petty's service as Chief Executive Officer and President of the Company and were utilized by the Company Entities during such period, the Company Entities shall also have to right to continue to utilize such items for their own benefit without any obligation to ROO or Petty.

                  ** Provided however, nothing contained herein shall prohibit the company entities from doing business with the ROO customers and content suppliers in the future.